EXHIBIT 99.1
JOINT FILING AGREEMENT
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated: August 23, 2010

MAGNETAR FINANCIAL LLC

By: Magnetar Capital Partners LP, its Sole Member

By:	/s/ Alec N. Litowitz

	Name:	Alec N. Litowitz
	Title:	Manager of Supernova
Management LLC, the
General Partner of Magnetar
Capital Partners LP

MAGNETAR CAPITAL PARTNERS LP

By:	/s/ Alec N. Litowitz

	Name:	Alec N. Litowitz
	Title:	Manager of Supernova
Management LLC, the
General Partner of Magnetar
Capital Partners LP

SUPERNOVA MANAGEMENT LLC

By:	/s/ Alec N. Litowitz

	Name:	Alec N. Litowitz
	Title:	Manager

/s/ Alec N. Litowitz

Alec N. Litowitz